SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
Proxy Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934


Check the appropriate box:
(X)  Preliminary Information Statement
(_)  Confidential, for Use of the Commission Only
( )  Definitive Information Statement

                                   Adina, Inc.
                (Name of Registrant as Specified in Its Charter)

                                Daniel Wettreich
              (Name of Person(s) Filing the Information Statement)

Payment of Filing Fee (Check the appropriate box):
(X)  $125 per Exchange Act Rules 0-11c(1)(ii), or 14c-5(g).
(_)  No fee required.
(_)  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:
(_)  Fee paid previously with preliminary materials.
(_) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.
     (1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

                                   Adina, Inc.
                               17770 Preston Road
                              Dallas, Texas  75252
                                 (972) 733-3005

                                August ___, 1997

                        PROSPECTUS/INFORMATION STATEMENT

     This Information Statement is being mailed to the Stockholders of Adina, Inc., a Delaware Corporation (the "Company")on or about August __, 1997, in connection with action taken by the Board of Directors and the holders of at least eighty percent (80%)of the outstanding shares of the Company's Common Stock by Written Consent. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended, of these corporate actions before they take effect.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                   THE COMPANY

     The Company was incorporated in Delaware on June 24, 1987, as a wholly owned subsidiary of Forme Capital, Inc. ("Forme") and on December 9, 1987 all the Company's then issued shares were distributed to Forme stockholders. The Company had no operations or substantial assets until subsequent to the end of the fiscal year.

     Subsequent to the year end, on May 20, 1997, the Company issued 42,450,000 new common shares to Daniel Wettreich in return for majority control of the outstanding shares of Alexander Mark Investments (USA), Inc. ("AMI"), a NASDAQ OTC Bulletin Board public company. Further, the Company subscribed for 53,811,780 Preferred Shares, Series J of Camelot Corporation ("Camelot") the consideration being the AMI shares described above. As a result, the Company presently owns 49% of the outstanding voting shares of Camelot. On July 14, 1997 Camelot shareholders approved a one for forty reverse stock split of all outstanding common shares and Preferred Shares, Series J. Mr. Wettreich is a director and officer of AMI and Camelot. (See Form 8-K dated May 20, 1997 with amendments hereby incorporated by reference). The Company is now a holding company with interests in technology and communications. Camelot is a NASDAQ listed public company primarily concentrating on Internet hardware and software development through its subsidiary Third Planet Publishing, Inc., and also now owns 80% of AMI.

     The primary asset of AMI is 57% of the outstanding share capital of Meteor Technology, Ltd. ("Meteor"), a United Kingdom public company listed on the Alternative Investment Market of the London Stock Exchange. Meteor has two principal subsidiaries - Meteor Payphones and DigiPhone International. Meteor Payphones operates approximately 2,000 payphones throughout the United Kingdom. Digiphone International is the worldwide distributor for the products of Third Planet Publishing which include Proficia , DigiPhone 2.0 and VideoTalk . Proficia is an audio handset that connects to a computer, providing quality sound for internet telephony, computer telephony and multimedia applications. DigiPhone 2.0 is a software product enabling real time full-duplex audio over the Internet. VideoTalk is a complete hardware and software system which, when connected to a multimedia PC, enables full-duplex video conferencing over the internet.
                                  ACTION TAKEN


The Company, as authorized by the necessary approvals of the board of directors and stockholders owning at least eighty percent (80%) of the issued and outstanding shares of Common Stock, has adopted two amendments to the Company's Certificate of Incorporation, as amended.



I.  ONE FOR THIRTY REVERSE COMMON STOCK SPLIT OF THE AUTHORIZED AND  OUTSTANDING
                                  COMMON STOCK

      The first amendment authorizes a one for thirty reverse Common Stock split of both the authorized and the outstanding common shares. The par value will not be affected. The Company currently has 75,000,000 share authorized, all of which are issued. Following the reverse split, the Company will have approximately 2,500,000 Common Shares outstanding and 2,500,000 of authorized common shares with a par value of $0002 per share. Thus all common shares authorized, at this point, are issued.


   II.  CREATION OF PREFERRED STOCK AND INCREASE THE AUTHORIZED COMMON SHARES

The second amendment creates Preferred Stock of the Company authorizing their issuance of said shares upon such terms and conditions as the Board of Directors shall deem advisable. This amendment also increases the authorized common shares. The Fourth paragraph of the Company's Certificate of Incorporation shall read as follows:

          "Fourth: The total number of shares of all classes which the corporation shall have authority to issue is 40,000,000, of which 25,000,000 shares shall be Common Stock of $.00002 par value and of which 15,000,000 shares shall be Preferred Stock of the par value of $.01,(the "Preferred Stock,") with the following designations, powers, preferences, rights, qualifications, limitations, or restrictions:

          1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers and with such designations, preferences and rela-tive, participating, optional or other annual rights, and qualifica-tions, limitations, or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as not expressed in this Certificate of Incorporation or any amendment thereto, including, but without limiting the generality of the foregoing, the following:

               a)the designation of such series;
               b)the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;
               c)whether the shares of such series shall be subject to redemption, the times, prices and other terms and conditions of such redemption;
               d)the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;
               e)whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;
               f)the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise; provided, however, that in no event shall any holder of any series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by him;
               g)the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;
               h)the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation, which rights may be different in the case of a voluntary dissolution than in the case of an involuntary dissolution.
          2) except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

               All shares, when issued shall be fully paid and nonassessable; and the private property of stockholders shall not be liable for corporate debts. Stockholders shall have no preemptive rights.

               All matters properly presented for shareholder vote shall be affirmed by a majority of the shareholders voting unless the laws of the state of Delaware absolutely require a larger vote."


                              NO DISSENTERS' RIGHTS

     The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the action described herein and to receive an agreed or judicially appraised value for their shares.

                            PURPOSE OF THE AMENDMENTS

The two amendments work together to reduce the number of shares outstanding, create sufficient common shares and preferred shares to give the Company flexibility to issue shares in connection with offerings of shares for cash, acquisitions of other companies, financing transactions, reduce the Delaware franchise tax burden and other general corporate purposes.


     The Board of Directors deems it to be advisable to approve the one for thirty reverse common stock split so that the Company will have a sufficient number of shares available for possible issuances in connection with offerings of shares for cash, acquisitions of other companies, financing transactions and other general corporate purposes.

     After the implementation of both of these amendments the Company will have approximately 22,500,000 of authorized shares available for issuance and 15,000,000 undesignated preferred shares. The Board believes that this is an adequate number to meet the needs of the Company for the foreseeable future.
The Company has accepted a subscription for common shares from Forsam Venture Funding, Inc. for $117,000, conditional upon the approval of the one for thirty reverse stock split and the subsequent increase in the authorized common stock and subsequent effectiveness. The Board of Directors may authorize the issuance of additional shares of Common Stock in the future without the approval of stockholders, unless such approval is required by law or regulation or is deemed advisable by the Board of Directors.

     The reverse split will result in an increase to the stockholders' equity on a per share basis but will not result in a change to the stockholders' equity overall. However, the Board of Directors may authorize the issuance of additional shares of Common Stock or shares of Preferred Stock without the approval of stockholders which would have the effect of diluting the stockholders' equity per share.

     The Company believes that the Amendments will not have any effect on its business and operations, and expects to continue such business and operations as they are currently being conducted. Should additional shares be issued, the other stockholders of the Company will experience a decrease in their percentage stock ownership in the Company.


     The Board of Directors will establish all rights associated with the Preferred Stock at the time of the issuance of the Preferred Stock. The Board of Directors may create one or more classes of Preferred Stock with such rights and preferences the Board of Directors deems advisable with respect to the purpose for which the Preferred Stock is issued. Such rights and preferences could include voting rights, the right to receive dividends or distributions, and preferences not otherwise available to holders of Common Stock upon the dissolution or liquidation of the Company. The Company could issue shares of Preferred Stock at a price less than market or book value.

     The Company currently has no plans to issue any shares of Preferred stock. In the future, should the Board of Directors approve a transaction involving the issuance of shares of Preferred Stock, it is the present intention of the Board of Directors to authorize such issuances of shares without further shareholder approval, unless otherwise required by law or regulation or deemed advisable by the Company in connection with listing rules or otherwise. The Board of Directors believes that the delay caused by the necessity of obtaining shareholder approval for a specific issuance could be to the detriment of the Company and its stockholders. The adoption of the first amendment should have an anti-takeover effect because the Board of Directors would have the ability to issues shares of Preferred Stock with such rights and preferences, including conversion to shares of Common Stock, as a defense to an attempted takeover that the Board of Directors considers not to be in the best interests of the Company and its stockholders.

     Issuance of Preferred Stock could result in the dilution of the stockholders' equity per share and could reduce the percentage ownership of Common Stock by existing stockholders who do not have preemptive rights. Additionally, issuances of shares of Preferred Stock could result in the holders of shares of Preferred Stock having preferential rights not available to the holders of Common Stock. Holders of Common Stock have no preemptive rights and accordingly, stockholders would not have any preemptive rights to purchase any shares of Preferred Stock when issued.

     These amendments will take effect twenty days after mailing this information to shareholders.


                    STOCKHOLDER APPROVAL PREVIOUSLY OBTAINED

     As of August 1, 1997, the Company had 75,000,000 issued and outstanding shares of Common Stock, each of which is entitled to one vote on any matter brought to a vote of the Company's stockholders. Mick Y. Wettreich owns in the aggregate of 30,550,000 shares of Common Stock (40.73% of the issued and outstanding shares of Common Stock). Daniel Wettreich owns in the aggregate, 43,200,000 shares of Common Stock (57.60% of the issued and outstanding shares of Common Stock). By The Written Consent In Lieu of Meeting dated August 1, 1997, Mick Y. Wettreich and Daniel Wettreich approved the adoption and implementation of the Amendments by written consent in lieu of a meeting. Such action by written consent is sufficient to satisfy the applicable requirements of Delaware law that any amendment of the Company's Certificate of Incorporation be approved by the stockholders. Accordingly, the stockholders will not be asked to take further action on the Amendments at any future meeting.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     The following table shows the amounts of Common Stock, $.00002 par value, owned as of August 1, 1997, by each person known to own beneficially more than five percent (5%) of the outstanding Common Stock of the Registrant, by each director, and by all officers and directors as a group (2 persons). Each individual has sole voting power and sole investment power with respect to the shares beneficially owned.

Name & Address of        Amount & Nature of            Percent
Beneficial Owner         Beneficial Ownership          of Class

Daniel Wettreich         43,641,397 (1)           58.19%
17770 Preston Rd.
Dallas, TX  75252

All Officers &      43,641,397                    58.19%
Directors as a group
(2 persons)

Mick Y. Wettreich        30,550,000                    40.73%
34 Monarch Court
Lyttleton Rd.
London England  N2ORA

(1) 216,397 of these shares are in the name of the minor son of Mr. Daniel Wettreich, and 225,000 of these shares are in the name of Zara Wettreich, the wife of Mr. Daniel Wettreich. Mr. Wettreich has disclaimed ownership of the shares owned by his wife and son.

NOTE: The Company has accepted a conditional common stock subscription from Forsam Venture Funding, Inc. as noted above under the heading Purpose for Amendments.

                              SHAREHOLDER PROPOSALS

     Any stockholder proposal to be considered by the Company for inclusion in the 1998 Proxy Statement must be received by the Company not later than March 31, 1998. Any such proposal should be sent to Robert Gregory, Secretary of the Company, 17770 Preston Road, Dallas, Texas 75252. Any such proposal should provide the proposer's intention to present the proposal for action at the meeting, and must comply with Item 4 of Schedule 14c of the rules of the Securities and Exchange Commission.

                                 OTHER BUSINESS

     The Board of Directors of the Company knows of no other matters to be presented at the Annual meeting of stockholders.

                                   By Order of the Board of Directors



                                   Robert Gregory
                                   Corporate Secretary

Dallas, Texas
August 1, 1997


                                                       EXHIBIT A

         CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF
                                   ADINA, INC.

     THE UNDERSIGNED, being the President of Adina, Inc., hereby certifies that:

     FIRST:  The name of the Corporation is Adina, Inc.

     SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 24, 1987.

     THIRD: The first amendment authorized a one for thirty reverse stock split of all the authorized and outstanding common shares. The Company currently has 75,000,000 share authorized, all of which are issued. Following the reverse split, the Company will have 22,500,000 of authorized shares available for issuance.

     FOURTH:
Article Four of said Certificate of Incorporation is hereby amended in its entirety to read as follows:
          "Fourth: The total number of shares of all classes which the corporation shall have authority to issue is 40,000,000, of which 25,000,000 shares shall be Common Stock of $.00002 par value and of which 15,000,000 shares shall be Preferred Stock of the par value of $.01,(the "Preferred Stock,") with the following designations, powers, preferences, rights, qualifications, limitations, or restrictions:

         1)The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative, participating, optional or other annual rights, and qualifications, limitations, or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as not expressed in this Certificate of Incorporation or any amendment thereto, including, but without limiting the generality of the foregoing, the following:
               a)the designation of such series;
               b)the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;
               c)whether the shares of such series shall be subject to redemption, the times, prices and other terms and conditions of such redemption;
               d)the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;
               e)whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;
               f)the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise; provided, however, that in no event shall any holder of any series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by him;
               g)the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;
               h)the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation, which rights may be different in the case of a voluntary dissolution than in the case of an involuntary dissolution.
          2) except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

               All shares, when issued shall be fully paid and nonassessable; and the private property of stockholders shall not be liable for corporate debts. Stockholders shall have no preemptive rights.

               All matters properly presented for shareholder vote shall be affirmed by a majority of the shareholders voting unless the laws of the state of Delaware absolutely require a larger vote."


     FIFTH: The foregoing amendments have been duly advised and adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders of the Corporation given in accordance with the provisions of
Section 228 of the General corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 1st Day of August 1997.


ATTEST:




/s/Robert Gregory                       /s/Daniel Wettreich
Secretary                          President